Exhibit 99.1

Skillsoft Reports Financial Results for the Second Quarter of Fiscal 2024

●	Delivered year-over-year growth in total Company Bookings and Revenue.
●	Content & Platform segment Bookings increased 7% and Revenue grew 4%.
●	Dollar Retention Rate increased three percentage points to 101% on an LTM basis.
●	Reaffirmed its financial outlook for the full fiscal year-ended January 31, 2024.

DENVER – September 11, 2023 – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft” or the “Company”), a leading platform for transformative learning experiences, today announced its financial results for the second quarter of fiscal 2024 ended July 31, 2023.

“Skillsoft executed well in the quarter, delivering improved top-line performance with growth in both Bookings and Revenue,” said Jeffrey R. Tarr, Skillsoft’s Chief Executive Officer. “In our primarily SaaS-based Content & Platform segment, Bookings increased 7%, Revenue growth accelerated to 4%, and LTM Dollar Retention Rate came in at 101%, up from 98% in the year-ago period, driven by our investments in platform, content and go-to-market.”

Tarr added, “The reskilling revolution is impacting nearly every company and industry around the globe, as organizations seek to enable their talent to succeed in an increasingly dynamic era marked by digital transformation, occupational disruption, and now the emergence of generative AI. We believe these structural shifts are unlocking new long-term growth opportunity for Skillsoft as we enable organizations to grow and thrive with a future-fit workforce that is skilled and ready for the jobs of tomorrow.”

Fiscal 2024 Second Quarter Select Metrics and Financials from Continuing Operations (1)(2)

●	Total Bookings grew 4% led by 7% growth in the Content & Platform segment, partially offset by a 1% decline in Instructor-Led Training segment Bookings.
●

GAAP Revenue of $141 million grew under 1%, with 4% growth in Content & Platform segment GAAP Revenue to $103 million, offset by a 9% decline in Instructor-Led Training segment GAAP Revenue to $38 million.

●	GAAP net loss of $32 million compared to a GAAP net loss of $121 million in the prior year. GAAP net loss per share of $0.20 compared to a GAAP net loss per share of $0.74 in the prior year.
●	Pro forma Adjusted Net Loss of $29 million compared to a pro forma Adjusted Net Loss of $24 million in the prior year. Pro forma Adjusted Net Loss per share of $0.18 compared to a pro forma Adjusted Net Loss per share of $0.14 in the prior year.
●	Adjusted EBITDA from continuing operations of $25 million, reflecting a margin of 18% of GAAP revenue.
●	Ended the quarter with $148 million of cash and cash equivalents.

Fiscal 2024 Second Quarter Business Highlights

●	LTM Content & Platform Dollar Retention Rate was approximately 101% in the quarter, up from approximately 98% in the year-ago period. Quarterly Content & Platform Dollar Retention Rate was approximately 99%, up from approximately 98% in the year-ago period.
●	Released a beta version of Skillsoft CAISY™ (Conversion AI Simulator), an innovative generative AI-based tool for simulating business and leadership conversational skills through experiential, active learning.
●	Launched a ChatGPT Learning Journey, the first in a series of generative AI courses designed to equip organizations and the workforce with the skills required to use the technology productively and ethically.
●	Announced significant enhancements to our Codecademy technology skilling solution, including an expanded content library of more than 6,000 courses covering the most in-demand technology skills, new interactive learning and practice formats, and access to more than 500 Skill Benchmarks to assess, index, and track workforce skills development.
●	Released our C-Suite Perspectives report, revealing a pressing skills crisis in critical areas of business, including cybersecurity, data science, and artificial intelligence, and providing C-level leaders with a roadmap to help them build agile, future-fit teams through transformative learnings.

Full-Year Fiscal 2024 Financial Outlook (2)

The following table reflects Skillsoft’s reaffirmed financial outlook for the full-year fiscal 2024 ended January 31, 2024, based on current market conditions, expectations, and assumptions:

Bookings	$610 million to $640 million
GAAP revenue	$555 million to $585 million
Adjusted EBITDA	$100 million to $105 million

(1)	Growth calculated relative to the comparable prior year period unless otherwise noted.
(2)	See “Non-GAAP Financial Measures and Key Performance Metrics” below for the definitions of our key operational and non-GAAP metrics and how they are calculated and more information regarding the fact that the Company is unable to reconcile forward-looking non-GAAP measures without unreasonable efforts. We have provided at the back of this release reconciliations of our historical non-GAAP financial measures to the comparable GAAP measures.

Key Operational Metrics and Non-GAAP Financial Measures (3) (in thousands, except per share amounts)

					Change					Change
	Three Months Ended				Constant	Six Months Ended				Constant
	July 31,		Change		Currency	July 31,		Change		Currency
	2023	2022	Dollar	Percent	%	2023	2022	Dollar	Percent	%
Bookings (4)
Continuing operations:
Content & Platform	$83,123	$77,380	$5,743	7%	7%	$147,655	$137,526	$10,129	7%	8%
Instructor-Led Training	46,058	46,493	(435)	(1)%	(1)%	89,994	102,158	(12,164)	(12)%	(10)%
Total bookings	$129,181	$123,873	$5,308	4%	4%	$237,649	$239,684	$(2,035)	(1)%	0%

GAAP revenue
Continuing operations:
Content & Platform	$103,188	$98,753	$4,435	4%	4%	$201,761	$188,539	$13,222	7%	8%
Instructor-Led Training	37,999	41,821	(3,822)	(9)%	(9)%	74,980	86,874	(11,894)	(14)%	(12)%
Total	$141,187	$140,574	$613	0%	0%	$276,741	$275,413	$1,328	0%	2%

Pro forma revenue (4)
Continuing operations:
Content & Platform	$103,188	$98,753	$4,435	4%	4%	$201,761	$196,597	$5,164	3%	3%
Instructor-Led Training	37,999	41,821	(3,822)	(9)%	(9)%	74,980	86,874	(11,894)	(14)%	(12)%
Total pro forma revenue	$141,187	$140,574	$613	0%	0%	$276,741	$283,471	$(6,730)	(2)%	(1)%

GAAP net income (loss)	$(31,999)	$(121,499)	$89,500	NA	NA	$(76,223)	$(143,142)	$66,919	NA	NA

Pro forma Non-GAAP operating expenses (4)
Pro forma Non-GAAP costs of revenues	$40,047	$34,704	$5,343	15%	16%	$77,623	$73,169	$4,454	6%	8%
Pro forma Non-GAAP content and software development expenses	15,556	15,402	154	1%	2%	29,862	33,867	(4,005)	(12)%	(11)%
Pro forma Non-GAAP selling and marketing expenses	40,560	39,925	635	2%	1%	84,403	81,402	3,001	4%	4%
Pro forma Non-GAAP general and administrative expenses	19,596	17,958	1,638	9%	9%	37,797	42,768	(4,971)	(12)%	(11)%
Total pro forma Non-GAAP operating expenses	$115,759	$107,989	$7,770	7%	7%	$229,685	$231,206	$(1,521)	(1)%	0%

Pro forma adjusted net income (loss) & adjusted EBITDA (4)
Continuing operations:
Pro forma adjusted net income (loss)	$(29,441)	$(23,703)	$(5,738)	NA	NA	$(59,494)	$(35,202)	$(24,292)	NA	NA
Pro forma adjusted net income (loss) per share	$(0.18)	$(0.14)	$(0.04)	NA	NA	$(0.37)	$(0.23)	$(0.14)	NA	NA
Pro forma adjusted EBITDA	$25,428	$32,585	$(7,157)	(22)%	(22)%	$47,056	$52,265	$(5,209)	(10)%	(9)%
Pro forma adjusted EBITDA % of pro forma revenue	18%	23%				17%	18%

(3)	See "Non-GAAP Financial Measures and Key Performance Metrics" below for the definitions of our key operational and non-GAAP metrics and how they are calculated.
(4)	For the six months ended July 31, 2022, the unaudited Pro Forma financial information is presented in accordance with Regulation S-X, Article 11 to enhance comparability for all periods by including operating results for Codecademy as if the merger had closed on February 1, 2022.

Webcast and Conference Call Information

Skillsoft will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss its financial results. To access the call, dial (877) 413‑9278 from the United States and Canada or (215) 268‑9914 from international locations. The live event can be accessed from the Investor Relations section of Skillsoft’s website at investor.skillsoft.com. A replay will be available for six months.

About Skillsoft

Skillsoft delivers transformative learning experiences that propel organizations and people to grow together. The Company partners with enterprise organizations and serves a global community of learners to prepare today’s employees for tomorrow’s economy. With Skillsoft, customers gain access to blended, multimodal learning experiences that do more than build skills, they grow a more capable, adaptive, and engaged workforce. Through a portfolio of best-in-class content, a platform that is personalized and connected to customer needs, world-class tech, and a broad ecosystem of partners, Skillsoft drives continuous growth and performance for employees and their organizations by overcoming critical skill gaps and unlocking human potential. Learn more at www.skillsoft.com.

NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE METRICS

We track the non-GAAP financial measures and key performance metrics that we believe are key financial measures of our success. Non-GAAP measures and key performance metrics are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures and key performance metrics when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. For example, a company with higher U.S. GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, excluding the effects of interest income and expense moderates the impact of a company’s capital structure on its performance. However, non-GAAP measures and key performance metrics have limitations as analytical tools. Because not all companies use identical calculations, our presentation of non-GAAP financial measures and key performance metrics may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these performance measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

We have provided at the back of this release reconciliations of our historical non-GAAP financial measures to the comparable GAAP measures. We do not reconcile our forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. We provide non-GAAP financial measures that we believe will be achieved, however we cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

We disclose the following non-GAAP financial measures and key performance metrics in this press release because we believe these non-GAAP financial measures and key performance metrics provide meaningful supplemental information.

●

Bookings - Bookings in any particular period represents the dollar value of orders received during that period and reflects (i) subscription renewals, upgrades, churn, and downgrades to existing customers, (ii) non-subscription services, and (iii) sales to new customers. Bookings generally represents a customer’s annual obligation (versus the life of the contract), and, for the subscription business, revenue is recognized for such bookings over the following 12 months. We use bookings to measure and monitor current period business activity with respect to our ability to sell subscriptions and services to our platform. Bookings are adjusted and presented on a pro forma basis as if Codecademy had merged on February 1, 2022, to enhance comparability.

●

Pro forma revenue – Pro forma revenue is defined as GAAP revenue adjusted in accordance with Regulation S-X, Article 11 as if Codecademy had merged on February 1, 2022, to enhance comparability. Pro forma revenue is reconciled to the reported GAAP revenue for all the periods presented.

●

Dollar retention rate (“DRR”) - For existing customers at the beginning of a given period, DRR represents subscription renewals, upgrades, churn, and downgrades in such period divided by the beginning total renewable base for such customers for such period. Renewals reflect customers who renew their subscription, inclusive of auto-renewals for multi-year contracts, while churn reflects customers who choose to not renew their subscription. Upgrades include orders from customers that purchase additional licenses or content (e.g., a new Leadership and Business module), while downgrades reflect customers electing to decrease the number of licenses or reduce the size of their content package. Upgrades and downgrades also reflect changes in pricing. We use our DRR to measure the long-term value of customer contracts as well as our ability to retain and expand the revenue generated from our existing customers.

●

Adjusted net income (loss) - Adjusted net income (loss) is defined as GAAP net income (loss) excluding non-cash items, discrete and event-specific costs that do not represent normal, recurring, cash operating expenses necessary for our business operations, and certain accounting income and/or expenses that management believes are necessary to enhance the comparability and are useful in assessing our operating performance, include the following (including the related tax effects):

○	Stock-based compensation expense – Non-cash expense associated with stock-based compensation.
○	Restructuring charges – Severance costs and the abandonment of right-of-use assets resulted from the acquisition integration process and cost saving initiatives.
○	Fair value adjustments – Mark-to-market adjustments of warrants and hedge instruments.
○	Foreign currency impact – Unrealized and realized foreign exchange gains or losses due to fluctuations in exchange rates.
○	Acquisition and integration related costs – Non-recurring costs incurred to effectuate an acquisition, including contingent compensation expenses, and integration related costs.
○	Transformation costs – Non-recurring costs incurred to transform our operations through significant strategic non-ordinary course transactions.
○	System migration costs – Non-recurring costs of temporary resources needed for the migration of content and customers from our legacy system to a global platform.
○	Income from discontinued operations – Income from discontinued operations that do not reflect our current operating performance.
○	(Gain) loss on sale of business - gain or loss on non-routine sale of business.
○	Impairment charges - non-cash goodwill, intangible or other asset impairment charges.

●	Adjusted EBITDA - Adjusted EBITDA is defined as adjusted net loss excluding interest expense or income, benefit from or provision for income taxes, depreciation and amortization expense.

●

Non-GAAP operating expenses – GAAP operating expenses, less depreciation, stock-based compensation, system migration costs, transformation costs, other non-cash charges and pro forma adjustments, as applicable.

●

Pro forma adjusted net income (loss) – Pro forma adjusted net income (loss) is defined as adjusted net income (loss) adjusted in accordance with Regulation S-X, Article 11 as if Codecademy had merged on February 1, 2022, to enhance comparability.

●

Pro forma adjusted net income (loss) per share – Pro forma adjusted net income (loss) per share is defined as adjusted net income (loss) defined above divided by weighted average common shares outstanding.

●

Pro forma adjusted EBITDA – Pro forma adjusted EBITDA is defined as adjusted EBITDA adjusted in accordance with Regulation S-X, Article 11 as if Codecademy had merged on February 1, 2022, to enhance comparability.

●

Pro forma adjusted EBITDA % of pro forma revenue  – Pro forma adjusted EBITDA % of pro forma revenue is defined as pro forma adjusted  EBITDA defined above as a percentage of pro forma revenue defined above.

Cautionary Notes Regarding Forward Looking Statements

This document includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook (including bookings, revenue, adjusted EBITDA, and free cash flow), our product development and planning, our pipeline, future capital expenditures, share repurchases, financial results, the impact of regulatory changes, existing and evolving business strategies and acquisitions and dispositions, demand for our services, competitive strengths, the benefits of new initiatives, growth of our business and operations, and our ability to successfully implement our plans, strategies, objectives, expectations and intentions are forward-looking statements. Also, when we use words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “forecast,” “seek,” “outlook,” “target,” “goal,” “probably,” or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. All forward-looking disclosure is speculative by its nature, and we caution you against unduly relying on these forward-looking statements.

Factors that could cause or contribute to such differences include those described under “Part I - Item 1A. Risk Factors” in our Form 10‑K for the fiscal year ended January 31, 2023. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in our other periodic filings with the Securities and Exchange Commission. The forward-looking statements contained in this document represent our estimates only as of the date of this filing and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements, or otherwise.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Additionally, statements as to market share, industry data and our market position are based on the most currently available data available to us and our estimates regarding market position or other industry data included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

Investors and Media

Chad W. Lyne

SVP, Strategic Finance & Investor Relations Officer

chad.lyne@skillsoft.com

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares)

	July 31, 2023	January 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$147,927	$170,359
Restricted cash	4,918	7,197
Accounts receivable, net of allowance for credit losses of approximately $225 and $221 as of July 31, 2023 and January 31, 2023, respectively	110,499	183,592
Prepaid expenses and other current assets	49,014	44,596
Total current assets	312,358	405,744
Property and equipment, net	7,244	10,150
Goodwill	457,967	457,744
Intangible assets, net	667,875	738,066
Right-of-use assets	9,277	14,633
Other assets	23,353	16,350
Total assets	$1,478,074	$1,642,687
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$6,404	$6,404
Borrowings under accounts receivable facility	40,092	39,693
Accounts payable	14,139	18,338
Accrued compensation	24,587	34,325
Accrued expenses and other current liabilities	30,145	41,474
Lease liabilities	3,883	4,198
Deferred revenue	224,143	280,676
Total current liabilities	343,393	425,108

Long-term debt	579,639	581,817
Warrant liabilities	1,109	4,754
Deferred tax liabilities	68,123	73,976
Long-term lease liabilities	10,357	11,947
Deferred revenue - non-current	2,440	1,778
Other long-term liabilities	10,081	11,551
Total long-term liabilities	671,749	685,823
Commitments and contingencies
Shareholders’ equity:
Shareholders’ common stock - Class A common shares, $0.0001 par value: 375,000,000 shares authorized and 160,467,809 shares issued and outstanding at July 31, 2023, and 163,655,881 shares issued and outstanding at January 31, 2023	14	14
Additional paid-in capital	1,535,648	1,521,574
Accumulated deficit	(1,048,416)	(972,193)
Treasury shares	(10,891)	(2,845)
Accumulated other comprehensive income (loss)	(13,423)	(14,794)
Total shareholders’ equity	462,932	531,756
Total liabilities and shareholders’ equity	$1,478,074	$1,642,687

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	July 31, 2023	July 31, 2022	July 31, 2023	July 31, 2022
Revenues:
Total revenues	$141,187	$140,574	$276,741	$275,413
Operating expenses:
Costs of revenues	40,467	34,998	78,291	73,008
Content and software development	17,863	19,693	34,898	36,026
Selling and marketing	40,411	41,848	86,338	81,410
General and administrative	25,085	26,367	50,381	55,711
Amortization of intangible assets	39,221	45,200	77,466	84,758
Impairment of goodwill	—	70,475	—	70,475
Acquisition-related costs	937	8,452	2,328	21,764
Restructuring	2,501	4,323	7,719	8,279
Total operating expenses	166,485	251,356	337,421	431,431
Operating income (loss)	(25,298)	(110,782)	(60,680)	(156,018)
Other income (expense), net	(934)	80	(1,309)	1,132
Fair value adjustment of warrants	793	6,846	3,645	16,952
Fair value adjustment of hedge instruments	6,935	(15,065)	7,205	(15,065)
Interest income	871	10	1,516	170
Interest expense	(16,255)	(11,470)	(32,191)	(23,007)
Income (loss) before provision for (benefit from) income taxes	(33,888)	(130,381)	(81,814)	(175,836)
Provision for (benefit from) income taxes	(1,889)	(3,065)	(6,273)	(25,402)
Income (loss) from continuing operations	(31,999)	(127,316)	(75,541)	(150,434)
Gain (loss) on sale of business	—	—	(682)	—
Income (loss) from discontinued operations, net of tax	—	5,817	—	7,292
Net income (loss)	$(31,999)	$(121,499)	$(76,223)	$(143,142)

Net income (loss) per share:
Ordinary – Basic and diluted - continuing operations	$(0.20)	$(0.78)	$(0.47)	$(0.98)
Ordinary – Basic and diluted - discontinued operations	—	0.04	—	0.05
Ordinary – Basic and diluted	$(0.20)	$(0.74)	$(0.47)	$(0.93)
Weighted average common shares outstanding:
Ordinary – Basic and diluted	160,098	164,089	160,836	153,442

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended	Six Months Ended
	July 31, 2023	July 31, 2022
Cash flows from operating activities:
Net income (loss)	$(76,223)	$(143,142)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Share-based compensation	14,955	16,915
Depreciation and amortization	2,761	3,897
Amortization of intangible assets	77,466	91,103
Provision for credit loss expense (recovery)	4	113
Provision for (benefit from) income taxes – non-cash	(6,913)	(36,535)
Non-cash interest expense	1,024	1,053
Non-cash lease and property and equipment impairment charges	4,808	—
Gain (loss) on sale of business	682	—
Fair value adjustment of warrants	(3,645)	(16,952)
Impairment of goodwill and intangible assets	—	70,475
Unrealized (gain) loss on derivative instrument	(7,205)	15,065
Change in assets and liabilities, net of effects from acquisitions:
Right-of-use assets	145	1,977
Accounts receivable	73,172	82,783
Prepaid expenses and other current assets	(520)	(7,492)
Accounts payable	(4,241)	(2,559)
Accrued expenses, including long-term	(17,379)	(23,066)
Lease liabilities	(1,081)	96
Deferred revenues	(55,825)	(66,734)
Net cash provided by (used in) operating activities	1,985	(13,003)
Cash flows from investing activities:
Purchase of property and equipment	(3,406)	(3,528)
Internally developed software - capitalized costs	(5,951)	(5,721)
Sale of SumTotal, net of cash transferred	(5,137)	—
Acquisition of Codecademy, net of cash received	—	(198,633)
Net cash used in investing activities	(14,494)	(207,882)
Cash flows from financing activities:
Shares repurchased for tax withholding upon vesting of restricted stock-based awards	(881)	(1,718)
Payments to acquire treasury stock	(8,046)	—
Proceeds from issuance of term loans, net of fees	—	157,088
Proceeds from accounts receivable facility, net of borrowings	399	(39,154)
Principal payments on Term loans	(3,202)	(3,202)
Net cash provided by (used in) financing activities	(11,730)	113,014
Effect of exchange rate changes on cash and cash equivalents	(472)	(4,646)
Net increase (decrease) in cash, cash equivalents and restricted cash	(24,711)	(112,517)
Cash, cash equivalents and restricted cash, beginning of period	177,556	168,923
Cash, cash equivalents and restricted cash, end of period	$152,845	$56,406
Supplemental disclosure of cash flow information:
Cash and cash equivalents	$147,927	$43,344
Restricted cash	4,918	5,300
Cash attributable to discontinued operations	—	7,762
Cash, cash equivalents and restricted cash, end of period	$152,845	$56,406

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	July 31, 2023	July 31, 2022	July 31, 2023	July 31, 2022
Revenues, as reported	$141,187	$140,574	$276,741	$275,413

Net income (loss), as reported	$(31,999)	$(121,499)	$(76,223)	$(143,142)

Income from discontinued operations, net of tax	—	(5,817)	—	(7,292)
Gain (loss) on sale of business	—	—	682	—
Impairment of goodwill and intangible assets	—	70,475	—	70,475
Acquisition-related costs	937	8,452	2,328	21,764
Restructuring	2,501	4,323	7,719	8,279
Foreign currency impact	1,225	—	1,694	(1,171)
Fair value adjustment of warrants	(793)	(7,066)	(3,645)	(16,952)
Fair value adjustment of hedge instruments	(6,935)	15,065	(7,205)	15,065
Stock-based compensation expense	5,831	10,017	14,955	18,510
Transformation costs	323	1,746	1,450	2,597
System migration costs	403	2,352	1,070	3,964
Tax impact of non-GAAP adjustments	(934)	(1,751)	(2,319)	(3,143)
Adjusted net income (loss) from continuing operations	(29,441)	(23,703)	(59,494)	(31,046)

Interest expense, net	15,384	11,460	30,675	22,837
Expense (benefit from) income taxes, excluding tax impacts above	(955)	(1,314)	(3,954)	(22,259)
Depreciation	1,219	942	2,363	2,360
Amortization of intangible assets	39,221	45,200	77,466	84,758
Adjusted EBITDA from continuing operations	$25,428	$32,585	$47,056	$56,650

GAAP operating margin %	(17.9)%	(78.8)%	(21.9)%	(56.6)%
Amortization of intangible assets	27.9%	32.1%	28.1%	30.8%
Impairment of goodwill and intangible assets	0.0%	50.1%	0.0%	25.6%
Acquisition-related costs	0.7%	6.0%	0.8%	7.9%
Restructuring	1.8%	3.1%	2.8%	3.0%
Stock-based compensation expense	4.1%	7.1%	5.4%	6.7%
Transformation costs	0.2%	1.2%	0.5%	0.9%
System migration costs	0.3%	1.7%	0.4%	1.4%
Depreciation	0.9%	0.7%	0.9%	0.9%
Other	0.0%	0.0%	0.0%	0.0%
Adjusted EBITDA margin %	18.0%	23.2%	17.0%	20.6%

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - continued

(in thousands, unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Operating expenses:
GAAP costs of revenues	$40,467	$34,998	$78,291	$73,007
Depreciation	(182)	(278)	(333)	(752)
Stock-based compensation	(238)	(16)	(335)	(29)
Codecademy pro forma (1)	—	—	—	943
Non-GAAP costs of revenues	40,047	34,704	77,623	73,169

GAAP content and software development	17,863	19,693	34,898	36,024
Depreciation	(141)	(81)	(191)	(201)
Stock-based compensation	(1,763)	(1,858)	(3,775)	(3,433)
System migration	(403)	(2,352)	(1,070)	(3,964)
Codecademy pro forma (1)	—	—	—	5,441
Non-GAAP content and software development	15,556	15,402	29,862	33,867

GAAP selling and marketing	40,411	41,848	86,338	81,409
Depreciation	(412)	(181)	(679)	(453)
Stock-based compensation	667	(1,742)	(1,014)	(3,219)
Transformation	(106)	—	(242)	—
Codecademy pro forma (1)	—	—	—	3,665
Non-GAAP selling and marketing	40,560	39,925	84,403	81,402

GAAP general and administrative	25,085	26,367	50,381	55,715
Depreciation	(484)	(402)	(1,160)	(954)
Stock-based compensation	(4,497)	(6,401)	(9,831)	(11,829)
Transformation	(508)	(1,606)	(1,593)	(2,559)
Codecademy pro forma (1)	—	—	—	2,395
Non-GAAP general and administrative	19,596	17,958	37,797	42,768

Total GAAP operating expenses	123,826	122,906	249,908	246,155
Depreciation	(1,219)	(942)	(2,363)	(2,360)
Stock-based compensation	(5,831)	(10,017)	(14,955)	(18,510)
System migration	(403)	(2,352)	(1,070)	(3,964)
Transformation (2)	(614)	(1,606)	(1,835)	(2,559)
Codecademy pro forma (1)	—	—	—	12,444
Total Non-GAAP operating expenses	$115,759	$107,989	$229,685	$231,206

(1)	For the six months ended July 31, 2022, the unaudited pro forma financial information is presented in accordance with Regulation S-X, Article 11 to enhance comparability for all periods by including operating results for Codecademy as if the merger had closed on February 1, 2022.
(2)	This line item does not agree to the amounts reflected on preceding table due to certain transformation expenses not being reflected in GAAP operating expenses.

SKILLSOFT CORP.

PRO FORMA REVENUE

(in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Revenue, as reported	$141,187	$140,574	$276,741	$275,413

Pro forma adjustments
Revenue from acquisitions (1)	—	—	—	8,058
Pro forma revenue (2)	$141,187	$140,574	$276,741	$283,471

(1)

Revenue from acquisitions for the six months ended July 31, 2022 only includes Codecademy's revenue for the period from February 1, 2022 to April 4, 2022 as its post-acquisition revenue is included in the GAAP revenue.

(2)

Pro forma revenue is presented in Note 3 "Business Combinations" of the Notes to Unaudited Condensed Consolidated Financial Statements included in our Form 10-Q to be filed with the SEC for the quarterly period ended July 31, 2023 in accordance with Regulation S-X, Article 11.

SKILLSOFT CORP.

PRO FORMA ADJUSTED NET INCOME (LOSS)

(in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Adjusted net income (loss) from continuing operations (1)	$(29,441)	$(23,703)	$(59,494)	$(31,046)

Pro forma adjustments
Adjusted net income (loss) from acquisitions (2)	—	—	—	(4,156)
Pro forma adjusted net income (loss)	$(29,441)	$(23,703)	$(59,494)	$(35,202)
Pro forma adjusted net income (loss) per share	$(0.18)	$(0.14)	$(0.37)	$(0.23)

(1)	See RECONCILIATION OF NON-GAAP FINANCIAL MEASURES within this press release for more details.
(2)

Adjusted net income (loss) from acquisitions for the six months ended July 31, 2022 only includes Codecademy's adjusted net income (loss) for the period from February 1, 2022 to April 4, 2022 as its post-acquisition adjusted net income (loss) is included in the adjusted net income (loss) from continuing operations.

SKILLSOFT CORP.

PRO FORMA ADJUSTED EBITDA

(in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Pro forma adjusted EBITDA
Adjusted EBITDA from continuing operations (1)	$25,428	$32,585	$47,056	$56,650

Pro forma adjustments:
Adjusted EBITDA from acquisitions (2)	—	—	—	(4,385)
Pro forma adjusted EBITDA	$25,428	$32,585	$47,056	$52,265
Pro forma adjusted EBITDA % of pro forma revenue	18%	23%	17%	17%

(1)	See RECONCILIATION OF NON-GAAP FINANCIAL MEASURES within this press release for more details.
(2)

Adjusted EBITDA from acquisitions for the six months ended July 31, 2022 includes Codecademy's adjusted EBITDA for the period from February 1, 2022 to April 4, 2022 as its post-acquisition adjusted EBITDA is included in the adjusted EBITDA from continuing operations.

SKILLSOFT CORP.

FREE CASH FLOW RECONCILIATION

(in thousands)

	Six Months Ended July 31,
	2023	2022
Free cash flow reconciliation
Net cash provided by (used in) operating activities	$1,985	$(13,003)
Purchase of property and equipment	(3,406)	(3,528)
Internally developed software - capitalized costs	(5,951)	(5,721)
Total free cash flow	$(7,372)	$(22,252)